Exhibit 10.1

Rubric Capital Management L.P.

155 East 44th St, Suite 1630

New York, NY 10017

15 April 2024

Re: Waiver of Section 1(f) of the Cooperation Agreement, dated October 28, 2022, between Mereo BioPharma Group plc (the “Company”) and Rubric Capital Management L.P. (“Rubric Capital”) (such agreement, the “Cooperation Agreement”) and Extension of the Termination Date.

To whom it may concern:

In recognition of the valuable contributions made by Justin Roberts to the Board of Directors (the “Board”) of the Company, the Board believes it would be in the best interests of the Company’s shareholders for Mr. Roberts to continue serving as a director of the Company, and for the Company to extend the date of the Termination Date.

Accordingly, the Company and Rubric Capital hereby irrevocably (i) waive the requirement under Section 1(f) of the Cooperation Agreement for Mr. Roberts to offer to resign from the Board and all applicable committees thereof upon the Termination Date, and (ii) extend the Termination Date until immediately following the end of the 2025 annual meeting of the Company’s shareholders.

Except as specifically amended herein, the Cooperation Agreement shall remain in full force and effect according to its terms. Section 20 (Governing Law and Jurisdiction) of the Cooperation Agreement shall apply in respect of this letter, amended as the context requires.

Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Cooperation Agreement.

[Signature page follows below]

Mereo BioPharma Group plc

4th Floor, 1 Cavendish Place

London, W1G 0QF

T: +44 333 023 7300

www.mereobiopharma.com

Mereo BioPharma Group plc is company registered in England and Wales under number 9481161 whose registered office is at 4th Floor, 1 Cavendish Place, W1G 0QF.

Sincerely,

MEREO BIOPHARMA GROUP PLC

By:	/s/ Denise Scots-Knight
Name: Denise Scots-Knight
Title: Chief Executive Officer

Acknowledged and Agreed:

RUBRIC CAPITAL MANAGEMENT L.P. as Manager or Sub-Manager of its funds and accounts

By: Rubric Capital Management GP LLC, its General Partner

By:	/s/ David Rosen
Name: David Rosen
Title: Managing Member

Mereo BioPharma Group plc

4th Floor, 1 Cavendish Place

London, W1G 0QF

T: +44 333 023 7300

www.mereobiopharma.com

Mereo BioPharma Group plc is company registered in England and Wales under number 9481161 whose registered office is at 4th Floor, 1 Cavendish Place, W1G 0QF.